Exhibit 24.01

POWER OF ATTORNEY

The undersigned director and/or officer of Xcel Energy Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Robert C. Frenzel, Brian J. Van Abel and Ryan Long, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead and in any and all capacities, to sign and affix the undersigned’s name as such director and/or officer of said Company to that certain Registration Statement on Form S-3 and all amendments, including post-effective amendments, thereto, to be filed by the Company with the SEC in connection with the registration of securities related to the Dividend Reinvestment and Stock Purchase Plan under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of February, 2026.

/s/ Megan Burkhart	/s/ Richard O’Brien
Megan Burkhart	Richard O’Brien
Director	Director

/s/ Lynn Casey	/s/ Charles Pardee
Lynn Casey	Charles Pardee
Director	Director

/s/ Maria Demaree	/s/ James Prokopanko
Maria Demaree	James Prokopanko
Director	Director

/s/ Netha Johnson	/s/ Devin Stockfish
Netha Johnson	Devin Stockfish
Director	Director

/s/ Patricia Kampling	/s/ Tim Welsh
Patricia Kampling	Tim Welsh
Director	Director

/s/ George Kehl
George Kehl
Director